SEC File No. 024-11935

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A/A

(Amendment No. 2 )

Dated: September 29 , 2022

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Winning Brands Corporation
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

92 Caplan Avenue, Suite 134

Barrie, Ontario L4N 9J2, Canada

(705) 737-4062
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2841	98-0663340
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: September 29 , 2022

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Winning Brands Corporation

92 Caplan Avenue, Suite 134

Barrie, Ontario L4N 9J2, Canada

Up to 4,500,000,000 Shares of Common Stock

at a price of $0.0003 per Share

Minimum Investment: $1,000

Maximum Offering: $1,350,000

See The Offering - Page 9 and Securities Being Offered - Page 46 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 24 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.0003	$0	$0.0003	None
Minimum Investment	$1,000	$0	$1,000	None
Maximum Offering	$1,350,000	$0	$1,350,000	None

(1) The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Winning Brands Corporation, a Delaware Corporation (the "Company"). We are offering up to 4,500,000,000 Shares at a price of $0.0003 per share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 4,500,000,000 Shares of Common Stock with a Maximum Offering Price of $1,350,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "WNBD". On September 19, 2022 the last reported sale price of our common stock was $0.0009.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR

GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within two calendar days of the qualification date AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY'S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price..

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms "Winning Brands," "WNBD," "the Company," we," "our," and "us" are used in this Offering Circular to refer to Winning Brands Corporation and its subsidiaries.

Business Overview

Winning Brands Corporation, a Delaware corporation, owns and manages a portfolio of consumer product brands, primarily in the cleaning and surface care category and are intending to expand to intangible service products in the software category, in the realm of internet and metaverse services. Existing consumer products include 1000+ Stain Remover™, TrackMoist™ Soil Conditioner & Dust Suppressant for Sports Venues, ReGuard4™ Multi-use Bunker Gear Cleaner, BRILLIANT™ professional Wet Cleaning Solutions and Niagara Mist™ Perfume (Official Fragrance of the City of Niagara Falls).  Winning Brands manufactures its products through its operating subsidiary, Niagara Mist Marketing Ltd using 3rd party contracting arrangements. For further information regarding the Company and our plan of operation, see the section entitled “Description of Business” beginning on page 29 of this Offering Circular.

Issuer:	Winning Brands Corporation

Type of Stock Offering:	Common Stock

Price Per Share:	$0.0003

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$1,350,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	4,500,000,000 Shares

Investment Amount Restrictions:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH.  Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.  Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled "USE OF PROCEEDS TO ISSUER" on page 27 herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	. Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol "WNBD".

Transfer Agent and Registrar	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	5,480,800,136 Shares
Common Stock in this Offering	4,500,000,000 Shares
Common Stock to be outstanding after the offering (2)	9,980,800,136 Shares

(1)As of the date of this Offering Circular.

(2)The total number of Shares assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to, or chose to, sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management's opinion of the Company's future prospects will not be outweighed  by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock, and any subsequent conversion into Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Related to the Company and Its Business

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment.  There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer.  Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel.  Competition for qualified employees among companies in the printing industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business.  If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability.  Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence.  The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this prospectus entitled “Interest of Management and Others in Certain Transactions”.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We have entered confidential agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of raw materials could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials. To date, the sourcing and availability of raw materials has not been problematic and does not pose a significant risk to the Company, but the Company may be adversely affected by shortages of raw materials and/or an increase in their cost. In addition, energy cost increases could result in higher transportation, freight and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company's products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment.  Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies.  These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Chief Executive Officer has voting control of the company.

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of the voting control of the Company, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.  Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. Eric Lehner, our executive officer, currently owns a 95% voting control block of our Preferred Stock. Accordingly, our executive officer may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholder may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company.  If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company's growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company's products and services

•the timing and costs of new and existing marketing and promotional efforts competition

•the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs To Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical.  Further, the importance of brand recognition will increase as competition in the Company's market increases.  Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop alternatives that are superior. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

If the third-party vendors who we depend upon to produce and deliver our products experience delays or interruptions in service, our customer experience will suffer which could substantially harm our business.

Because we outsource our printing services to third-party vendors, our ability to provide a high-quality customer experience is dependent on those vendors.  This customer experience could be detrimentally impacted by a variety of external factors over which we have little or no control, including the reliability and performance of suppliers, third-party printing providers, and shipping partners.  If any of these third-party providers experiences a delay or interruption in service it could substantially harm our ability to provide a high-quality customer experience and our business and results of operations would suffer as a result.

We are dependent on one or few major customers.

We have been dependent on sales made to a few major customers.  The loss of any of these customers would be difficult for our Company due to its small size.  Our principal customers to-date include, in the US, HomeDepot.com, Walmart.com, and Do it Best hardware stores.  In Canada, our principal customers are Lowe's and Home Hardware.  De-listing of our products by any of these principal customers could jeopardize our viability if they are not replaced with new customers.  No retailer listing can be relied upon as a "secure" account, and de-listings (also re-listings) can and do occur for reasons unrelated to our corporate performance or product quality.  The viability of our products requires continuous new business development; however, we have been resilient in adapting to changes and finding new retailer opportunities.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Prospectus or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations.  If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Prospectus may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements.  These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Prospectus, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited  to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and  operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers,  loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials,  inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible  acquisition of new businesses or products that result in operating losses or that do not perform as anticipated,  resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and  financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Prospectus or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Prospectus and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Delaware for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Delaware. Furthermore, the Subscription Agreement establishes the state and federal courts located in Delaware as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees.

 IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b).  The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 45.1% of the total Shares of Common Stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

Our historical net tangible book value as of June 30, 2022 was $(0.0006) per share. Historical net tangible book value equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.  Net tangible book value per share is an estimate based on the net tangible book value of ($1,742,776) as of September 30, 2021 and 5,480,800,136 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

	100%		75%		50%		25%
Funding Level	$1,350,000		$1,012,500		$675,000		$337,500
Offering Price	$0.00	$	$ 0.0001	$	$ 0.0001	$	$ 0.0001
Net tangible book value per share of Common Stock before this Offering	$(0.0003)		$(0.0003)	$	$ (0.0003)	$	$ (0.0003)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.0003		$0.0003		$0.0002		$0.0002
Net tangible book value per share of Common Stock, after this Offering	$(0.0000)		$(0.0000)		$(0.0001)		$(0.0002)
Dilution per share to investors in the Offering	$0.0001		$0.0001		$0.0002		$0.0003

(1)	Based on net tangible shareholders equity book value as of June 30, 2022 of ($1,742,776) and 5,480,800,136 outstanding shares of Common Stock as of the date of this Offering Circular.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $1,350,000 in Shares of Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $1,350,000 The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,325,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Offering Price: $0.0003 per Share	10%	25%	50%	75%	100%
Acquisition Capital	$35,000	$87,500	$175,000	$212,500	$350,000

Working Capital	$100,000	$250,000	$500,000	$800,000	$1,000,000

Total	$135,000	$337,500	$675,000	$1,012,500	$1,350,000

Acquisition Capital means funds allocated for the possibility of purchasing an interest in businesses which will complement the operations of the Company. The Company has identified possible acquisition targets for growth, but such arrangements have not yet been confirmed by a court vesting order. Upon such order, we will disclose such information as is not constrained by confidentiality agreements. Notwithstanding anything to the contrary in this Use of Proceeds section, the Company’s primary objective in raising capital under this Regulation A offering is to fund the Company’s need for working capital, as previously stated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Corporate History & Subsidiaries

Winning Brands Corporation was incorporated in Delaware in May 1995. The Company has undergone several name changes since its inception, including the names Essex Enterprises, Inc., Veronique, Inc., Digital Launch, Inc., Global E Tutor, Inc.  Its name was changed to Winning Brands Corporation in October 2005.

The Company's operating subsidiary is Niagara Mist Marketing Ltd. This subsidiary is also licensed to operate as Niagara Mist Cosmetics.  XMG Corporation ("XMG") is a former distributor of products for Niagara Mist Marketing and is owned by the Company's CEO, Eric Lehner.  XMG's financial statements are combined and consolidated with the Company's for historical consistency, but XMG no longer has operations.

Business Summary

We are a company that manufactures environmental consumer products through contracted facilities. Our cleaning brands are listed in two classes of trade: consumer and commercial.  Consumer products are offered for sale through stores primarily in the home improvement sector.  The commercial/industrial products are targeted to professional end-users.

Principal Products and their Markets

1000+™ Stain Remover, World's Most Versatile Cleaning Solution™

1000+™ returns to basics by delivering a thousand cleaning uses in a single solution. It’s an ideal “grab-and-go” cleaner for home, work, and play, indoor and out.  1000+™ is concentrated for super value.  Useful strength for stain removal or add to water in a spray-bottle or pail for general cleaning.  1000+™ STAIN REMOVER can be used on soft and hard surfaces – carpets & upholstery, food & beverage stains, laundry booster, pet messes, vehicle detailing, floors, walls and more. 1000+™ is gentle on skin and safe on fabrics.  It can be used in the professional setting as well, on materials such as grout, plumbing pipe dope, grease and adhesives. 1000+™ is a real multi-tasker. 1000+™ is available in 3 convenient sizes at select retailers.

BRILLIANT™ Professional Wet Cleaning Solutions

BRILLIANT™ Professional Laundry Solutions is a family of commercial garment cleaning and finishing agents that focus on Professional Wetcleaning, an interesting alternative to the conventional dry-cleaning process in settings where the use of traditional solvents is either not permitted or desired.  Wetcleaning uses biodegradable cleaning agents instead of dry-cleaning solvents that have generated concern for environmental and human health reasons.  Professional Wetcleaning combines appropriate equipment with advanced cleaning agents and finishing appliances.   BRILLIANT™ Professional Wetcleaning products are developed for this application.  The BRILLIANT™ Professional Laundry Solutions family also includes high-performance commercial laundry detergent for laundering of regular “washable" garments in a high-volume setting.

The result is an environmentally responsible option for dry-cleaners and the customers they serve.  Professional Wetcleaning permits many garments that are labeled "Dry Clean Only" to be processed without dry cleaning solvents.  Until recently, substitutability of dry cleaning with Professional Wetcleaning was considered impossible. This is no longer the case.  The growing number of qualified Professional Wetcleaners and their satisfied customers show that some finished garments can now be as good, or better, than if dry-cleaned conventionally.  Dry-cleaners who convert to Professional Wetcleaning can also experience cost savings and reduced environmental compliance issues.

Professional Wetcleaners discover that BRILLIANT™ Professional Wetcleaning products are competitively priced in their peer group.  This is particularly helpful to professional garment cleaners who consume cleaning agents continuously.

TrackMoist™ Soil Conditioner and Dust Suppressant

TrackMoist™ is a dirt surface performance enhancer. It conditions soil by delivering better grip and dust suppression. It is used at indoor & outdoor entertainment and sporting venues. Field trials of the latest version of TrackMoist™, modified to enhance environmental focus, were successfully completed in Las Vegas, Nevada.

Working with local tracks to develop an application that would improve grip has resulted in a product that actually conditions soil, controls dust, saves water, reduces track preparation time, lowers cost and improves the spectator experience at events.

TrackMoist™ has emerged as a solution to greatly reduce the tens of thousands of gallons of water sprayed on the track surface regularly to control dust.

Packaged in 1-gallon and 5-gallon containers, TrackMoist™ mixes to create a remarkable 45,000 gallons and 225,000 gallons of treatment preparation. This means that the treatment with TrackMoist™ costs less than $30 per 10,000 gallons in regular use, reducing the need for water truck operation by up to 50% depending upon local conditions.

ReGaurd4™ Multi-use Bunker Gear Cleaner

ReGUARD4™ Bunker Gear Cleaner is a PRO-grade multi-application formula that removes oil, grease, soot, roofing tar and other hydrocarbons which become trapped in textiles and on surfaces.   It can be used as a spray-on immediately after an incident, as a pre-treatment solution or in a in a washing machine as a detergent booster.  It is HE machine compatible. The product is highly biodegradable and contains no bleach.

The formula's effectiveness extends to its use on equipment, vehicles, and facilities. It can also be used as a hand cleaner. A formula that is as effective on bunker gear as it is on surrounding hard surfaces resolves the problem of what to use where. In addition to being convenient and easy to use, this multi-application capacity of ReGUARD4™ Bunker Gear Cleaner brings a terrific value to the user.

Distribution Methods

Sale of Winning Brands’ consumer goods is primarily through distributors, whereas commercial products are primarily sold to dealers.  Distributors sell to retailers who in turn sell to consumers. Dealers sell to the professional end- user directly.

Distributors take delivery of Winning Brands inventory into their warehouse. Ownership of the finished product passes to the distributor once the goods are in the distributors’ possession. This inventory is manufactured via third-party contract manufacturing facilities to Winning Brands’ proprietary specifications and according to Winning Brands intellectual property. Niagara Mist Marketing Ltd, division of Winning Brands, is therefore the “manufacturer of record” and records revenue from the sale of these goods. All products are duty-free in North America under NAFTA.

Distributors provide value-added services to Winning Brands such as making sales presentations, delivering goods to retail accounts, and invoicing those accounts. Distributors hold some retailer Accounts Receivable as the distributor’s own, with the responsibility to collect from those retail accounts.

As compensation for these services, distributors mark up the price of the products they sell to retailers. These retailers add a final mark-up, resulting in the retail price to be paid by the consumer (end-user). This is usually the “Manufacturer’s Suggested Retail Price”; however, retailers may sell for more or less; the MSRP is provided for guidance. Occasionally, Winning Brands will supply a retail account directly. This is a “house account”. This is done when no distributor is available to handle all service requirements of the targeted retail account, or when a retailer is so large that the use of its own internal distribution and merchandising infrastructure represents a duplication of distributor services. Some large retailers prefer to purchase single stock-keeping units (SKU’s)through distributors who offer an assortment of related goods for efficiency in the retailer’s procurement and accounting.

New Product

Niagara Mist Perfume, Official Fragrance of the City of Niagara Falls

Winning Brands’ Niagara Mist Marketing Ltd subsidiary, dba Niagara Mist Cosmetics, confirmed in 2020 that its special right to utilize the trademark perfume descriptor, NIAGARA MIST, OFFICIAL FRAGRANCE OF THE CITY OF NIAGARA FALLS, is still intact. This is a consumer product that Winning Brands has held in abeyance for a number of prior years for practical reasons will proceed with on a commercial basis when COVID restrictions are lifted at the US/Canada border crossings at Niagara Falls, Buffalo, Lewiston and Windsor/Detroit.

New consumer trial batches have already been manufactured and tested. Soft launch is targeted for Q4 2021.

Niagara Falls is one of the world’s most significant tourism draws. For generations, millions of visitors have come to Niagara Falls every year for pleasure, and increasingly, casino visits, convention activity and other business.

Niagara Falls is well-known internationally and enjoys an increasingly sophisticated government/business partnership to foster increased visitation. A Niagara Mist Perfume placeholder website has been activated. Sales will eventually occur via e-commerce and physical presence of the product in Niagara Region stores and allied settings (e.g. Duty Free shops, etc). Niagara Mist Perfume, Official Fragrance of the City of Niagara Falls, adds a dynamic success catalyst for Winning Brands in 2022.

Competition

The marketplace for our products is competitive. Large well-established multi-national firms produce a range of products in this category, some of which have existed for decades. The competitive environment is challenging for independent entrants. The chances of success for new entrants are low. This competitive environment, however, is not impenetrable, and attractive niches still exist that can be capitalized on.

Large competitors need high minimum sales volume to meet substantial infrastructure costs. They avoid smaller niches that may still be substantial from the point of view of smaller vendors. Smaller, agile competitors can produce and sell into these niches with lower overhead costs and less complicated decision making. Success for the independent brand requires gaining consumer awareness and retail acceptance within the product category. This is difficult for an unrecognized brand, however, the emergence of social media as a platform for marketing, and for stakeholder community formation, helps new entrants who are smaller aspiring firms, like Winning Brands.

The performance qualities of Winning Brands products have been determined through customer feedback over the years. Winning Brands receives unsolicited testimonials from consumers. The company’s products are meeting customer expectations in a variety of real markets. There are many precedents of artisan/micro brands eventually becoming “mainstream”. It is the goal of Winning Brands to achieve success for its brands in this manner, although this can take many years.

Affiliate Program

In 2021, we launched our Winning Brands Affiliate Program, which offers consultancy services to businesses and enables Winning Brands to develop business ties to organizations and provide commercial benefits to our shareholders without the complexity of acquisition.

As an example, Winning Brands, through a consultative relationship, has fostered the emergence of a CBD wine infusion initiative with unique proprietary characteristics. The operation will be based in New York State and will manufacture the final product in its own facility; Courtship Wines. Courtship Wines will be a subsidiary of another OTC entity but will have a Winning Brands relationship under Winning Brands’ new Affiliate Program initiative. This has the prospect to generate revenue for Winning Brands from the sale of the Affiliate Product, as a form of royalty.  It is anticipated that Courtship Wines sales will commence in 2022.

Dependence on One or Few Major Customers

We have been dependent on sales made to a few major customers.  The loss of any of these major customers would be difficult for our Company due to its small size.  Our principal customers to-date include, in the US, HomeDepot.com, Walmart.com, and Do it Best hardware stores.  In Canada, our principal customers are Lowe's and Home Hardware.  De-listing by any of these principal customers could jeopardize our viability if they are not replaced with new customers.  No retailer listing can be relied upon as a "secure" account, and de-listings (also re-listings) can and do occur for reasons unrelated to our corporate performance or product quality.  The viability of our products requires continuous new business development; however, we have been resilient in adapting to changes and finding new retailer opportunities.

Acquisition of Technology Company

Winning Brands previously disclosed that it is in negotiation for the acquisition of the intellectual and physical assets of a technology company. Winning Brands has been approved by contingent backers for such an acquisition. A formal non-disclosure agreement between the parties prevents naming the entity at this time, however, because arrangements are advancing according to plan, additional detail is provided in this Offering Circular.

The plan is to bring the assets and operations of a technology company (the target “Tech Div”) under Winning Brands Corporation as a subsidiary, with majority ownership. Once we have executed a material definitive agreement with Tech Div, its financial statements will be combined and consolidated with Winning Brands and we will update this Offering Circular accordingly.

This acquisition opportunity arises because a commercial bank operating line of credit to the target Tech Div had been withdrawn following an annual review, causing the target Tech Div to be placed into trusteeship, despite being economically viable, with high quality customers and immense growth potential.

Winning Brands management began a consultative role to the target Tech Div. The purpose of the consultation was to help the target Tech Div endure operational and financial disruption caused by their bank. This would open the targeted Tech Div up to the benefits of future OTC public market engagement through Winning Brands.

Winning Brands has made a formal offer to the Trustee, and that offer has been accepted, to be confirmed by a Court Vesting Order. The management personnel of the target Tech Div will stay on to operate that division.

Winning Brands has provided the initial purchase deposit. Transaction documents are being given to the court in Q2 2022 for final approval, as soon as the court can do so. This is expected to be a formality because the transaction is not contentious.  In this process, the acquired entity’s banking line of credit obligation will be extinguished, and the intellectual property and physical assets will come to reside in an entity that Winning Brands will control as its own subsidiary instead. It is hoped that the Vesting Order will be effective Q2 2022 so that the new subsidiary may be implemented rapidly.

The target Tech Div never stopped operating, despite the trusteeship, due to an unaffected subsidiary of its own. It has sales presently. The entity has technical staff and enjoys significant technology patent protection. The entity’s past and current customers include government institutions, well-known corporations, hospitals, airports and retail chains. The entity’s technology is in keeping with present trends in society and presents strong potential growth drivers, including metaverse interests, as the paradigm evolution of the conventional internet.

Winning Brands management is assisting/collaborating with Tech Div management during the Vesting Order waiting period. This provides Winning Brands management with continuing opportunity to prepare the Tech Div, operationally and culturally, for its intended future life as a subsidiary of Winning Brands.

The addition of this technology dimension to Winning Brands introduces new drivers of shareholder value. Management anticipates that a positive impact of this acquisition will be felt after the Vesting Order and public discussion of the technology and its future.

Metaverse development is one area in which the proposed new Tech Division is already involved.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements

The Company favors Trade Secrecy protection over patents for its chemical formulations. Patents require a detailed description of the proprietary information for a trade benefit which is geographically specific, time-limited, and costly to enforce because infringement is difficult to detect. Trade Secrecy enables more rapid and flexible technical accommodations to market opportunities. It also reduces the expense, distraction and challenges associated with enforcement actions. Accordingly, Winning Brands formulations are proprietary to the company and are therefore not controlled by any other party with regard to rights or obligations; financially or otherwise.

Patents for our company’s intended technology iterations are more easily enforced because infringements are more easily detected. Patents will therefore be utilized to build value for Winning Brands through the Tech Division.

The Company identifies all of its consumer and commercial products with notice of trademark. The Company does not currently grant franchises nor is it a franchisee. It is not subject to any overriding concessions (other than commissions to sales personnel) or long term/irrevocable royalty agreements.

Government Approval of Principal Products or Services and Status of Requests for Approval

The Company’s products do not require prior government approval to manufacture or sell if they have been manufactured and labelled according to the applicable regulations. There are no outstanding actions by any government agency pertaining to the compliance of Winning Brands’ products with any regulations.

Employees

As of the date of this Offering Circular, the Company has 3 employees, including its officers, of which 3 are full time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company are individual and standard for the industry.  Most Winning Brands personnel tasks are carried out through sub-contracting to maintain a low overhead burden, and to retain flexibility in response to changing circumstances.  Therefore, our company possesses work capability beyond the tasks carried out by our core employee group.

Property

We use three types of facilities:

Administrative Space for the Company's Own Use:  Our formal business office is located in an executive business center at 92 Caplan Avenue, Barrie, Ontario.  Niagara Mist and XMG Corporation are also located at this address.  Additional use is made of off-site informal rental and home offices as required.  The Business Centre is leased on a month-to-month basis with 30-day termination provisions.

Commercial Warehousing: Warehousing Commercial warehouse facilities provide the issuer with low-cost storage and logistics resources for shipping on a basis that is flexible and professional. We utilize such facilities in Ontario and New York State (when required).

Strategic Partner Resources: The Company has use of office facilities at the locations of its distributors, who are strategic partners. This includes use of meeting rooms, training resources, telephone, fax equipment and internet. There is no cost to the Company for this arrangement with distributors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Six months ended June 30, 2022 and 2021

For the six months ended June 30, 2022 and 2021, the Company had revenues of $100,107 and $92,687, respectively.

Cost of goods sold for the six months ended June 30, 2022 and 2021 was $31,971 and $21,993, respectively.

Operating expenses for the years ended June 30, 2022 and 2021 were $55,566 and $61,310, respectively.

For the six months ended June 30, 2022 and 2021, the Company had a net income of $12,570 and $9,384, respectively.

Liquidity and Capital Resources

For the six months ended June 30, 2022 and 2021, the Company reported net income of $12,570 and $9,384, respectively.  As of June 30, 2022, the Company had $11,620 in cash to fund its operations.

Year ended December 31, 2021 compared to Year ended December 31, 2020.

For the years ended December 31, 2021 and 2020, the Company had revenues of $407,234 and $ 257,830 , respectively.

Cost of goods sold for the years ended December 31, 2021 and 2020 was $107,147 and $ 63,212 , respectively.

Operating expenses for the years ended December 31, 2021 and 2020 were $233,814 and $154,747, respectively.

The Company had net income of $66,273 for the year ended December 31, 2021, compared to $39,871 for the year ended December 31, 2020.

Liquidity and Capital Resources

For the years ended December 31, 2021 and 2020, the Company reported net income of $66,273 and $39,871, respectively.  As of December 31, 2021, the Company had $21,510 in cash to fund its operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. Additional financing is needed for the successful completion of the company's contemplated plan of operations and its transition, ultimately, to the attainment of profitable operations. The company’s ability to raise additional equity or debt financing is unknown. An inability to resolve these factors would raise substantial doubts about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that may result from the outcome of the aforementioned uncertainties.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluates subsequent events that have occurred after the balance sheet date of September 30, 2021 and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date.  The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Eric Lehner	CEO, Director	65	2007

Eric Lehner, CEO/Director

Mr. Lehner is a graduate of York University, B.A. (Economics).  He has served as Chairman and CEO of Winning Brands since 2007.  Since the inception these responsibilities, Mr. Lehner has overseen the production and delivery of millions of bottles of Winning Brands products to consumers in North America and internationally.  Winning Brands has conducted its operations in successful compliance with the applicable standards of all government regulators pertaining to the products themselves, and in compliance with applicable filing authorities pertaining to Winning Brands financing operations. Throughout the period of Mr. Lehner’s service, our company has earned consistently positive consumer product reviews, as well as earning the right to do business with respected national retailers. Winning Brands common stock has enjoyed substantial liquidity since the commencement of Mr. Lehner’s service, with many tens of millions of dollars of buying and selling of Winning Brands common shares during this time, characterized by periods of alternately growing and weakening share prices, reflecting a variety of market and company factors at the time.  Through Mr. Lehner’s service, Winning Brands remained operational during COVID disruptions, and successfully adjusted itself to challenges that many firms were unable to overcome. In 2021 Mr. Lehner announced “Vision 21”, a plan to expand Winning Brands activity into the technology sector, by way of an acquisition of a subject matter expert team.  The combined business experience of the expanded management group that will result from this acquisition will enhance Mr. Lehner’s ability to project Winning Brands’ interests more broadly into the future, leveraging patented proprietary know-how.

Board of Directors

Our board of directors currently consists of one director, and he is not considered "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors or executive officers for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred. Our company has undertaken to provide its CEO with a suitable compensation agreement at the earliest opportunity.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the years ended December 31, 2020 and 2019.

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric Lehner, CEO	2021 2020	35,000 35,000	0 0	0 0	0 0	0 0	0 0	0 0	0 0

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted Delaware law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 5,480,800,136 Shares of Common Stock outstanding and 10,000,000 shares of Series A Preferred Stock outstanding as of the date of this Offering Circular.  Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Eric Lehner, CEO/Director	Common Series A Preferred	108,740 9,500,000	<1% 95%	108,740 9,500,000	>1% 95%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last two full fiscal years and the current fiscal year, there are no transactions or proposed transactions involving the Company and a related party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company's total assets at year-end for its last three fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue up to 10,000,000,000 shares of common stock.  The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of Winning Brands Corporation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Delaware. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Delaware provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of Winning Brands Corporation with any corporation, or any liquidation or disposition of any substantial assets of Winning Brands Corporation.

Series A Preferred Stock

The Company is authorized to issue 15,000,000 shares of Series A Preferred Stock, of which 10,000,000 are issued and outstanding.  Each share of Series A Preferred Stock carries 500 votes.  The Preferred Stock is convertible to common stock on a one-for-one basis.

Series B Preferred Stock

The Company is authorized to issue 15,000,000 shares of Series B Preferred Stock, of which 0 are issued and outstanding.  Each share of Series B Preferred Stock is convertible into Common Stock at 25% Discount to the average closing bid price of the Company’s Common Stock for 10 days prior to conversion.  The Series B Preferred Stock has no preemptive, voting, subscription, or redemption rights.

SECURITIES BEING OFFERED

The Company is offering Shares of Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor $1,000 (the 'Minimum Subscription').

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Shares as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Delaware. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Delaware as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Co., 6725 Via Austi Parkway Suite 300, Las Vegas, NV 89119.  The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of the Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(v)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.

Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase shares of the Common Stock and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Jeff Turner, JDT Legal, PLLC.

REPORTS

Following this Tier 1, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 29 , 2022.

By:   /s/  Eric Lehner

Eric Lehner

CEO

September 29 , 2022

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/  Eric Lehner

Eric Lehner

Principal Executive Officer, Principal Financial Officer, Sole Director

September 29 , 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:   /s/  Eric Lehner

Eric Lehner

CEO

September 29 , 2022

PART III: EXHIBITS

Index to Exhibits

		Filed Herewith (*)	Incorporated by Reference
Exhibit No.	Description		Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	7/13/2022
2.2	Amendment to Articles of Incorporation	*	1-A/A	9/23/2022
2.3	Bylaws		1-A	7/13/2022
4.1	Subscription Agreement	*	1-A/A	9/23/2022
6.1	Form of Convertible Note		1-A	7/13/2022
12.1	Legal Opinion and Consent	*	1-A/A	9/23/2022

PART F/S

FINANCIAL STATEMENTS

Winning Brands Corporation

Combined Consolidated Financial Statements (Unaudited)

For the Fiscal Year Ending December 31, 2021

The accompanying notes are an integral part of the financial statements and should be read in conjunction with the annual report for the year ending December 31, 2021

Winning Brands Corporation

Combined Consolidated Balance Sheet as at December 31, 2021

(With Comparative Figures) (Unaudited)

	31-Dec-2021	31-Dec-2020
ASSETS
Current Assets
Cash	21,510	-
Accounts Receivable	292,396	142,396
Inventory	37,583	15,583
Current Assets	351,489	157,979
Non-Current Assets
Prepaids	183,009	223,009
Settlements Pending - (Section 3(a)(10)	54,316	54,316
Loans Receivable	291,363	392,363
Property, Plant & Equipment	20,000	12,321
Non-Current Assets	548,688	682,009
Total Assets	900,177	839,988

LIABILITIES
Current Liabilities
Bank Operating Line of Credit	42,588	2,588
Accounts Payable & Accruals	535,539	685,539
Other Current Liabilities	275,000	379,346
Current Liabilities	753,127	1,067,473
Long Term Liabilities
Loans Payable (see Notes 2 and 7 to Financial Statements)	1,994,793	4,464,293
Total Liabilities	2,747,920	5,531,766

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred Stock
15,000,000 Shares Authorized
10,000,000 Shares Outstanding	10,000	10,000
Common Stock
7,000,000,000 Shares Authorized
5,389,305,754 Shares Outstanding	5,869,542	5,869,542
Additional Paid In Capital	7,225,880	4,448,118
Retained Earnings (Accumulated Deficit)	(14,953,165)	(15,019,438)
Accumulated Foreign Currency Conversion Adjustments
Shareholders’ Equity	(1,847,743)	(4,691,778)

Total Liabilities and Equity	900,177	839,988

The accompanying notes are an integral part of this financial statement and should be read in conjunction with the annual report for the year ending December 31, 2021.

Winning Brands Corporation

Combined Consolidated Statement of Income for the Year Ending Dec 31, 2021

(With Comparative Figures) (Unaudited)

	Year ending December 31,
	2021	2020

Sales	407,234	257,830
Cost of Goods Sold	107,147	63,212
Gross Contribution	300,087	194,618

Operating Expenses
Administration and Bookkeeping	17,955	4,356
Advertising and Promotion	16,391
Banking Charges	6,097	3,572
Computer Services and Web	4,050	7,605
Dues and Subscriptions	300
Entertainment	1,052	1,391
Financing Costs and Fees	55,430	58,356
Premises Occupancy and Maintenance	33,831	29,420
Freight, Courier, Postage	2,343	10,239
Insurance	5,782	5,788
Legal, Accounting & Professional Fees	31,140	500
Office Expenses	17,583	14,950
Management	35,000	5,089
Telecommunications	2,255	3,725
Vehicles and Travel	4,605	9,756
Total Expenses	233,814	154,747

Net Income (Loss)	66,273	39,871
Foreign Currency Translation Adjustment
Comprehensive Income (Loss) for the Period	66,273	39,871

The accompanying notes are an integral part of this financial statement and should be read in conjunction with the annual report for the year ending December 31, 2021.

Winning Brands Corporation

Combined Consolidated Statement of Changes in Stockholders' Deficiency

December 31, 2021

					Additional		Accumulated	Shareholders'
	Preference shares		Common shares		Paid-up	Accumulated	Currency	(Deficiency)/
	Shares	Amount	Shares	Amount	Capital	Deficit	Translation	Equity

Opening Balance
Net Income - Q4 2017						(47,143)		(47,143)
Foreign currency translation adjustment							85	85
December 31, 2017	10,000,000	10,000	3,808,281,098	5,869,542	4,511,434	(13,588,629)	312,007	(2,885,46)

Net Income - 2018						27,864		27,864
Adjustment for APIC					(63,316)	449,521		386,205
December 31, 2018	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(13,111,244)	312,007	(2,783,584)

Net Income - December 31, 2019						21,046		21,046
Foreign Currency Translation adjustment						(2,025,821)		(2,025,821)
Adjustment for APIC						189,983		189,983
December 31, 2019	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(14,926,036)	312,007	(4,598,376)

Net Income - December 31, 2020						39,871		39,871
Adjustment for APIC						(133,273)		(133,273)
December 31, 2020	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(15,019,438)	312,007	(4,691,778)

Net Income - December 31, 2021						66,273
Adjustment to APIC to reflect debt reduction					2,777,762
December 31, 2021	10,000,000	10,000	5,389,305,754	5,869,542	7,225,880	(14,953,165)		(1,847,743)

The accompanying notes are an integral part of this financial statement and should be read in conjunction with the annual report for the year ending December 31, 2021.

Winning Brands Corporation

Combined Consolidated Statement of Cash Flows As at December 31, 2021

Cash generated by (used for):
Operations:
Net Income	66,273
Add: Items not involving cash
Amortization of capital assets
Changes in non-cash current balances:
Increase (decrease) in receivables	150,000
Increase (decrease) in inventories	22,000
Decrease (increase) in prepaids	40,000
Increase (decrease) in settlements pending 3(a)(10)
Increase (decrease) in accounts payable	(250,000)

Financing:
Loan Adjustments Affecting Cashflow	28,273

Increase (decrease) in cash during the period	21,500

Effect of exchange rate changes on cash

Cash position, beginning of period	0
Cash position, end of period	21,510

The accompanying notes are an integral part of this financial statement and should be read in conjunction with the annual report for the year ending December 31, 2021.

Winning Brands Corporation

Notes to Combined Consolidated Financial Statements

as of December 31, 2021

Summary of Significant Accounting Policies

a)   Nature of business

Winning Brands Corporation, a Delaware incorporated entity in good standing, is an SEC non-reporting issuer quoted by  the symbol WNBD on OTC Markets under the Alternative Reporting Guidelines.

Winning Brands Corporation owns 100% of the capital stock of Niagara Mist Marketing Ltd (NMML) which has been in business since 1977. NMML's primary activities include the creation and manufacturing of household and commercial cleaning products, directly and by licensing and/or subcontracting, as well as cosmetic and personal care  formulations. Management intends to broaden the scope of the company business in 2022 into new technology categories.

b)   Basis of presentation

These combined consolidated financial statements include the accounts of Winning Brands Corporation and its wholly-owned subsidiary, Niagara Mist Marketing Ltd, and a separate but historically related corporation under common control, XMG Corporation. All significant inter-company accounts and transactions have been eliminated in order to reflect the net offset of their combined operations as accurately as possible.  Combination and consolidation require best efforts in estimation of the aggregation of amounts and policies between non-identical categories of income and expenditure.  These public financial statements represent best efforts to reconcile such factors for materially accurate approximation of the combined company elements as an aid to Winning Brands common shareholders to approximate group assets, liabilities, opportunities and risks.  The companies operate in more than one tax jurisdiction.  This requires individuation of the entities for tax filing purposes.  Such filings are not combined and consolidated, and thus are not directly comparable to the combined reporting tool of these financial statements.  The reader is cautioned that these financial statements may not be suitable for their purposes and no obligation exists by the company to address specific analytical requirements.  Winning Brands management reserves the right to modify the basis of combination and consolidation at any time to improve the quality of this presentation.

c)   Foreign Currency Translation

The combined consolidated financial statements are presented in United States Dollars as follows:

•Conversion of Canadian to US Dollars, and any other foreign currency at prevailing bank rates at the time of the preparation of the applicable report, for greatest relevance to the reader at the time of presentation.

d)   Use of Estimates and Assumptions

The preparation of the accompanying combined consolidated financial statements requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

e)   Going Concern

These combined consolidated financial statements have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. Additional financing is needed for the successful completion of the company's contemplated plan of operations and its transition, ultimately, to the attainment of profitable operations. The company's ability to raise additional equity or debt financing is unknown. An inability to resolve these factors would raise substantial doubts about the company's ability to continue as a going concern. These financial statements do not include any adjustments that may result from the outcome of the aforementioned uncertainties.

f)   Inventories

Inventories consist of finished product for resale as well as raw materials and packaging components held at the company's premises and contract warehousing facilities. Finished product is valued at cost including materials, labour and overhead.

g)   Property, Plant & Equipment

Property, plant & equipment assets are stated at cost and are amortized at the annual rates noted below, stopping at minimum resale value. Additions are amortized at one half the annual rates.

Category	Rate	Method
Equipment & dies	4%	Declining balance
Computers	30 to 100%	Declining balance
Vehicles	30%	Declining balance
Leaseholds	5 yr	Straight line
Furniture & fixtures	20%	Declining balance
Signs	20%	Declining balance

h)   Revenue Recognition

Revenue is recognized as invoices for goods and services are generated. Goods are not normally shipped on a consignment basis. Revenue includes the sale of consultative services which may be paid to the company in cash associated with transactions that are pending. The inclusion of such revenue in the financial statements more accurately reflects the present value of the company's operations than their exclusion if the pertinent transactions  arise from a contractual obligation and are enforceable.

i)   Financial Instruments & Risk Management

Foreign Currency Risk

The company is exposed to currency risk as some of its accounts receivable and accounts payable are denominated in U.S. dollars, Canadian dollars and other foreign currencies. The company also earns revenue & makes expenditures in these currencies. Unfavourable changes in the applicable exchange rate may result in a decrease in any foreign exchange gain or an increase in any foreign exchange loss.

Credit risk

Credit risk arises from the possibility that entities to which the company sells may experience financial difficulty and be unable to fulfil their contractual obligations. This risk is mitigated by proactive credit management policies that include regular monitoring of the debtors' payment history.

Fair value

The fair value of the company's financial instruments is estimated based on the amount at which these instruments could be exchanged in a transaction between knowledgeable and willing parties. The fair value of accounts receivable, inventory, prepaid expenses, accounts payable and accrued expenses are assumed to approximate their historical cost amount due to their short term nature.

The fair value of the company's long-term financial assets is estimated to approximate the recorded amounts, other than the fair market value of Trade Secret Formulations & Trademarks as referred to elsewhere.

The fair value of the company’s long-term financial liabilities is estimated to approximate the recorded amounts.

1.   Prepaids

Partial payments in advance toward acquisition of rights and entitlements, and are contingent assets.

2.   Settlements Pending - 3(a)(10) process

It became possible in 2013 to commence settlement of early foundational debt by the means of the 3(a)(10) process.  Some such settlements occurred. Any applicable loan or payable amounts still reflected in the 3(a)(10) category of the Disclosure Report debt table  up to and including December 31, 2021, reflect earlier assumptions about their maximum obligation of those amounts, in the interest of a conservative presentation.  Reduction of debt takes the form of forgiveness, substitution of a financial obligation with non-financial consideration, or other basis of statutory write-off.  On-going reduction of this debt will be reflected in the financial statements as an increase in paid-in capital.  Negotiation or determinations made by management that permit such adjustments within a given reporting period (but not requiring a hold-over between reporting periods) will not be reflected in the Settlements Pending line item.  Negotiated debt reductions will be shown as a reduction to the loans category on the balance sheet. The carryover amount shown on the balance sheet as Settlements Pending is a floating reflection of ongoing negotiations that continue, rather than referring to a specific item individually.

3.   Subscriptions / Loans Receivable - Restricted Shares

In earlier years, Subscriptions   Receivable were an   attribution   to   members   of   the   founding management group of the value of their proportionate interest in Niagara Mist Marketing Limited  in 2004 prior to the plan of merger and reorganization with Winning Brands Corporation.   These interests were   converted from free   trading   shares   of   Niagara   Mist   Marketing Limited to restricted shares of Winning Brands Corporation, and remain restricted to the present time. These amounts were non-interest bearing, nor payable, until the removal of the trading restriction on these shares, at which time the receivable could be retired according to a repayment plan to be determined at that time. The holders of these shares have been granted relief from this obligation in consideration of the fact that the restriction had not been lifted prior to the 2013 reverse split, nor subsequently - a longer than expected period.  This note to the Financial Statements is being retained for historical continuity only and will be retired in 2022.

4.   Advances Receivable

In consideration of forbearance by the CEO of market compensation for services rendered, no security or recovery is required henceforth in respect of the advances receivable recorded in prior years. This note to the Financial Statements is being retained for historical continuity only and will be retired in 2022.

5.   Trade Secret Formulations & Trademarks

The company's wholly owned subsidiary, Niagara Mist Marketing Limited, has developed a portfolio of intellectual proprieties including proprietary chemical formulations, know-how and trademarks which provide the basis for commercially distinct mass market consumer products with unique selling propositions. These products, principally 1000+ Stain Remover, have gained listings by retailers.

No market value is reflected in these financial statements of these intellectual properties (whose substance is growing through ongoing exposure to market). All investment in their research and development and registration, where applicable, has been expensed rather than capitalized. It is the opinion of management that the fair market valuation of these assets is an integral part of the company's intrinsic value and can be better determined over time as the implementation of the issuer's business plan yields results. Such valuation will be made in future.

6.   Loans Payable

A substantial portion of the foundational non-convertible loans that were appearing up to 2017 have been either forgiven or reclassified, and have been merged into a single Loans Payable line item. This amount may continue to decrease through negotiation.

7.   Comparative figures

Certain comparative figures have been reclassified to conform with the financial statement presentation for the current year. This includes the treatment of expense recoveries and their allocation and classification. Expense recoveries occur frequently and arise from the negation of an earlier recorded expense accrual by changed circumstances in which the service provider delivered products and services in variance to the originally recorded invoice pertaining thereto.

Winning Brands Corporation

Combined Consolidated Financial Statements (Unaudited)

For the Three Months Ending June 30, 2022

The accompanying notes are an integral part of the financial statements.

Winning Brands Corporation

Balance Sheet as at June 30, 2022

(With Comparative Figures) (Unaudited)

	30-Jun-2022	31-Mar-2022
ASSETS
Current Assets
Cash	11,620	19,203
Accounts Receivable	9,820	40,807
Inventory	22,000	23,480
Current Assets	43,440	83,490
Non-Current Assets
Prepaids	226,000	203,009
Settlements Pending - (Section 3(a)(10)	10,000	10,000
Loans Receivable	25,000	25,000
Property, Plant & Equipment	20,000	20,000
Non-Current Assets	281,000	258,009
Total Assets	324,440	341,499

LIABILITIES
Current Liabilities
Bank Operating Line of Credit	50,000	50,000
Accounts Payable & Accruals	123,422	325,116
Other Current Liabilities	330,000	200,000
Current Liabilities	503,422	575,116
Long Term Liabilities
Loans Payable	1,563,793	1,600,000
Total Liabilities	2,067,215	2,175,116

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred Stock
15,000,000 Shares Authorized
10,000,000 Shares Outstanding	10,000	10,000
Common Stock
7,000,000,000 Shares Authorized
5,480,800,136 Shares Issued	5,869,542	5,869,542
Additional Paid In Capital	7,308,893	7,230,622
Retained Earnings (Accumulated Deficit)	(14,921,211)	(14,933,781)
Accumulated Foreign Currency Conversion Adjustments
Shareholders’ Equity	(1,742,776)	(1,833,617)

Total Liabilities and Equity	324,440	341,499

The accompanying notes are an integral part of this financial statement.

Winning Brands Corporation

Consolidated Statement of Income for the Three Months Ending June 30 2022

(With Comparative Figures) (Unaudited)

	Three Months Ending
	Jun 30, 2022	Mar 31, 2022

Sales	100,107	92,687
Cost of Goods Sold	31,971	21,993
Gross Contribution	68,136	70,694

Operating Expenses
Administration and Bookkeeping	5,800	6,277
Advertising and Promotion	4,881	8,124
Banking Charges	2,133	2,340
Computer Services and Web	906	1,078
Dues and Subscriptions	100	100
Entertainment	202	392
Financing Costs and Fees	10,000	6,338
Premises Occupancy and Maintenance	4,217	4,500
Freight, Courier, Postage	844	709
Insurance	854	854
Legal, Accounting & Professional Fees	12,000	15,000
Office Expenses	6,981	7,357
Management	5,000	6,500
Telecommunications	996	1,030
Vehicles and Travel	652	711
Total Expenses	55,566	61,310

Net Income	12,570	9,384

The accompanying notes are an integral part of this financial statement.

Winning Brands Corporation

Combined Consolidated Statement of Changes in Stockholders' Equity

	Preferred Shares		Common Shares		Additional Paid-In	Accumulated	Accumulated	Stockholders' Equity
	Number of Shares	Share Amount	Number of Shares	Share Amount	Capital	Deficit	Currency Translation	(Deficiency)
Net Income - Q4 2017						(47,143)		(47,143)
Foreign Currency Translation Adjustment
							85	85
December 31, 2017	10,000,000	10,000	3,808,281,098	5,869,542	4,511,434	(13,588,629)	312,007	(2,885,646)

Net Income December 31, 2018						27,864		27,864
Adjustments					(63,316)	449,521		386,205
December 31, 2018	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(13,111,244)	312,007	(2,783,584)

Net Income December 31, 2019						21,046		21,046
Foreign Currency Translation Adjustment						(2,025,821)		(2,025,821)
Special Contribution						189,983		189,983
December 31, 2019	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(14,926,036)	312,007	(4,598,376)

Net Income December 31, 2020						39,871		39,871
Reduction of Special Contribution						(133,273)		(133,273)
December 31, 2020	10,000,000	10,000	3,808,281,098	5,869,542	4,448,118	(15,019,438)	312,007	(4,691,778)

Net Income December 31, 2021						66,273
Reversal of Adjustment for Issuance Below Par Value						10,000
Debt Adjustment via APIC					2,777,762
December 31, 2021	10,000,000	10,000	5,389,305,754	5,869,542	7,225,880	(14,493,165)	312,007	(1,847,743)

Net Income March 31, 2022						9,384
Debt Adustment via APIC					4,742
March 31, 2022	10,000,000	10,000	5,480,800,136	5,869,542	7,230,622	(14,933,781)	312,007	(1,833,617)

Net Income June 30, 2022						12,570
Debt Adjustment via APIC					78,282
June 30, 2022	10,000,000	10,000	5,480,800,136	5,869,542	7,308,904	(14,921,211)	312,007	(1,742,775)

The accompanying notes are an integral part of this financial statement.

Winning Brands Corporation

Statement of Cash Flow for the 3 Months Ending June 30 2022 (Unaudited)

Cash at Beginning of Period		19,203

Cashflow from Operating Activity
Net Income	12,570

Additions to Cash
Decrease in Accounts Receivable	30,987
Decrease in Inventory	1,480

Subtractions from Cash
Decrease in Accounts Payable	(123,422)
Net Cash from Operations	(78,385)

Cashflow from Investing Activity
Increase in Prepaids	(22,991)

Cashflow from Financing Activity
Reconciliation of Loans Payable	(36,207)
Notes Payable	130,000

Cashflow for Period Ending June 30 2022	(7,583)
Cash at End of Period		11,620

The accompanying notes are an integral part of this financial statement.

Winning Brands Corporation

Notes to Combined Consolidated Financial Statements

as of June 30, 2022

Summary of Significant Accounting Policies

a)   Nature of business

Winning Brands Corporation, a Delaware incorporated entity in good standing, is an SEC non-reporting issuer quoted by  the symbol WNBD on OTC Markets under the Alternative Reporting Guidelines.

Winning Brands Corporation owns 100% of the capital stock of Niagara Mist Marketing Ltd (NMML) which has been in business since 1977 dba itself and as Winning Brands and as Niagara Mist Cosmetics.  NMML's historic activities include the creation and manufacturing of household and commercial cleaning chemicals, directly and by licensing and/or subcontracting, as well as cosmetic and personal care  formulations. Management has been broadening the scope of the company business in 2022 into new technology categories. This introduces additional risk and opportunity.  Readers are urged to read the risk notice in the body of the Quarterly Report.

b)   Basis of presentation

These combined consolidated financial statements include the accounts of Winning Brands Corporation and its wholly-owned subsidiary, Niagara Mist Marketing Ltd, and a separate but historically related corporation under common control, XMG Corporation. Some columns and line items are rounded to a dollar to achieve intercompany consistency with original books of entry. Duplicative accounts and transactions have been eliminated in order to reflect the net offset of their combined operations.  Combination and consolidation involve best efforts to merge amounts between similar categories of income and expenditure.  These financial statements reconcile such factors for materially accurate approximation of the combined company elements.  This is an aid to Winning Brands common shareholders to approximate group assets, liabilities, opportunities and risks.  The companies operate in more than one tax jurisdiction.  This requires individuation of the entities for tax filing purposes.  Tax filings are not combined and consolidated, and thus are not directly comparable to the combined reporting tool of these financial statements.  The reader is cautioned that these financial statements may not be suitable for their purposes and no obligation exists by the company to address specific analytical requirements.  Winning Brands management reserves the right to modify the basis of combination and consolidation at any time to improve the quality of this presentation.

c)   Foreign Currency Translation

The combined consolidated financial statements are presented in United States Dollars as follows:

•Conversion of Canadian to US Dollars, and any other foreign currency, at prevailing bank rates at the time of the preparation of the applicable report, for relevance to the reader at the time of preparation.

d)   Use of Estimates and Assumptions

The preparation of the accompanying combined consolidated financial statements requires management to make estimates and assumptions that affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

e)   Going Concern

These combined consolidated financial statements have been prepared assuming that the company will continue as a going concern.  This contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Additional financing is needed for the successful completion of the company's contemplated plan of operations. The company's ability to raise additional equity or debt financing is unknown. An inability to resolve these factors would undermine the company's ability to continue as a going concern. These financial statements do not include any adjustments to address such an eventuality.

f)   Inventories

Inventories consist of finished product for resale as well as raw materials and packaging components held at the company's premises and contract warehousing facilities. Finished product is valued at cost including materials, labour and overhead.

g)   Property, Plant & Equipment

Property, plant & equipment assets are stated at cost and are amortized at the annual rates noted below, stopping at minimum resale value. Additions are amortized at one half the annual rates.

Category	Rate	Method
Equipment & dies	4%	Declining balance
Computers	30 to 100%	Declining balance
Vehicles	30%	Declining balance
Leaseholds	5 yr	Straight line
Furniture & fixtures	20%	Declining balance
Signs	20%	Declining balance

h)   Revenue Recognition

Revenue is recognized as invoices for goods and services are generated and consulting is earned through work against milestones. Revenue includes the sale of consultative services which may become owing for transactions that are in-process. The inclusion of such revenue in the financial statements as Accounts Receivable or sales reflects the present value of the company's operations during the reporting period if the pertinent transactions are enforceable contractually; this is the standard applied.

i)   Financial Instruments & Risk Management

Foreign Currency Risk

The company is exposed to currency risk as some of its accounts receivable and accounts payable are denominated in U.S. dollars, Canadian dollars and other foreign currencies. The company also earns revenue & makes expenditures in these currencies. Unfavourable changes in the applicable exchange rate may result in a decrease in any foreign exchange gain or an increase in any foreign exchange loss.

Credit risk

Credit risk arises from the possibility that entities to which the company sells products or services may experience financial difficulty and be unable to fulfil their contractual obligations. This risk is mitigated by proactive credit management policies that include monitoring of the debtors' payment history to the company.

Fair value

The fair value of the company's financial instruments is estimated based on the amount at which these instruments could be exchanged in a transaction between knowledgeable and willing parties. The fair value of accounts receivable, inventory, prepaid expenses, accounts payable and accrued expenses are assumed to approximate their historical cost amount due to their short term nature.

The fair value of the company's long-term financial assets is estimated to approximate the recorded amounts, other than the fair market value of internally generated Trade Secret Formulations & Trademarks as referred - these are not given any financial value, for the sake of a conservative presentation.

The fair value of the company's long-term financial liabilities is estimated to approximate the recorded amounts.

1.   Prepaids

Payment in advance toward acquisition of rights and entitlements of various kinds, including  but not limited to, corporate acquisition activity.

2.   Settlements Pending - 3(a)(10) process

It became possible in 2013 to commence settlement of early foundational debt by the means of the 3(a)(10) process.  Some such settlements occurred. Any applicable loan or payable amounts still reflected in the 3(a)(10) category of the Disclosure Report Debt Table of OTC filings  up to and including June 30, 2022, are for conservative presentation only. Please read the Footnote description pertaining to same. These are included in the Loans Payable category on the Balance Sheet.  Reduction of this category of debt, when not through cash repayment, takes the form of forgiveness, and/or or substitution of a financial obligation with non-financial consideration, and/or other basis of statutory write-off.  Reduction of this debt may be treated as additional paid-in capital or debt reduction that absorbs other assets written-off.

3.   Subscriptions / Loans Receivable - Restricted Shares

In earlier years, Subscriptions   Receivable were funds owed by members of   the   founding management group for shares issued to them at the time of the reverse merger between Niagara Mist Marketing Limited  and Global E-Tutor, to become Winning Brands Corporation.    These shares did not become free-trading thereby negating their eligibility for trading.  This receivable is being released and will be written-off.  The category will be retained in anticipation of possible future issuance of stock on a receivable basis, should such a requirement emerge.

4.   Advances Receivable

In consideration of forbearance by the CEO of market compensation for services rendered, no security or recovery is required henceforth in respect of the advances receivable recorded in prior years. This note to the Financial Statements is being retained for historical continuity only and will eventually be retired.

5.   Trade Secret Formulations & Trademarks

The company's wholly owned subsidiary, Niagara Mist Marketing Limited, has developed a portfolio of intellectual proprieties including proprietary chemical formulations, know-how and trademarks which provide the basis for commercially distinct mass market consumer products with unique selling propositions. These products, principally 1000+ Stain Remover, have gained listings by retailers.

No market value is reflected in these financial statements of these intellectual properties (whose substance is growing through ongoing exposure to market). Investment in their research and development and registration, where applicable, has been expensed rather than capitalized. It is the opinion of management that a fair market valuation of intellectual property assets may be appropriate in the future to better reflect the company's intrinsic value.

6.   Loans Payable

Please see disclosure chart, including pre-amble and footnotes.

7.   Comparative figures

Certain comparative figures have been reconciled in presentation adjustment of financial statements of prior years with the current year. This includes amongst other things the treatment of expense recoveries and their allocation and classification. Expense recoveries occur occasionally and arise from the negation of an earlier recorded expense accrual by changed circumstances in which the service provider delivered products and services in variance to the originally recorded invoice pertaining thereto.  Other adjustments may arise from new expense and income categories, and new capitalization categories associated with corporate merger and acquisition activity for combination and consolidation purposes.